Exhibit 99.1

Lakeside Holding Reports Impressive 42% Revenue Growth for Fiscal Year 2024

Cross-Border Airfreight Solutions Surge by 117%, Driving Exceptional Financial Performance

Itasca, IL, October 1, 2024 -- Lakeside Holding Limited (“Lakeside” or the “Company”) (Nasdaq: LSH), a U.S.-based integrated cross-border supply chain solution provider with a strategic focus on the Asian market operating under the brand American Bear Logistics (“ABL”), today reported financial results for the fiscal year ended June 30, 2024.

Fiscal Year 2024 Highlights:

●	Total revenues increased by 42.3% to $18.3 million, driven by a 117.6% rise in airfreight revenues to $10.4 million, partially offset by a 2.5% decrease in ocean freight revenues to $7.9 million.

●	Cost of revenues increased by 41.6% to $14.6 million, primarily due to higher transportation costs, up 27.6% to $7.5 million; warehouse service charges, up 107.5% to $2.9 million; and custom declaration fees, up 50.2% to $2.4 million, as well as overhead costs also rose by 29.6%.

●	Gross profit increased by 44.9% to $3.7 million, with the profit margin rising slightly from 19.9% to 20.3%. This was driven by higher sales and offering a wider range of services, such as warehousing, distribution, and customs clearance, with higher mark-ups.

●	General and administrative expenses rose by 77.5% to $4.1 million, driven by increased staffing costs and higher professional fees for audit and legal services.

●	Net loss for the year ended June 30, 2024 was $0.2 million, compared with a net income of $1.0 million for the year ended June 30, 2023.

Operational Achievements:

●	In July, the Company successfully closed an upsized IPO, raising $6.75 million in gross proceeds, underscoring strong investor confidence in its growth potential.

●	The Company entered into a one-year renewable agreement in July with a leading Asia-based e-commerce platform to provide advanced cross-border fulfillment services, enhancing supply chain visibility for sellers through API integration.

●	In August, a strategic partnership was announced with a major social media and e-commerce platform to enhance customs brokerage services, offering real-time logistics data and streamlining customs clearance processes.

●	In September, a Pick & Pack Fulfillment service was launched for a major Chinese logistics company, optimizing inventory management and order processing across U.S. hubs to enhance fulfillment efficiency.

●	The Company expanded its Dallas-Fort Worth operations in September, more than doubling facility space to 46,657 sq. ft. and increasing staffing to support growing demand, while incorporating advanced logistics technology.

Management Commentary

Henry Liu, Chairman and Chief Executive Officer of Lakeside, commented, “We are pleased to report strong financial performance for fiscal year 2024, highlighted by a 42.3% increase in revenue to $18.3 million. This growth was driven primarily by the 117.6% surge in our cross-border airfreight solutions, as we capitalized on rising demand from the e-commerce sector. Expanding this segment has proven to be a key strategic move, with the volume of air freight processed doubling to over 26,000 tons this year, compared to fiscal year 2023.”

“We remain committed to providing flexible and competitive services that address the evolving needs of our customers. Our continued investment in workforce expansion and service capacity has allowed us to manage growing demand while maintaining exceptional service levels. With a 44.9% increase in gross profit and improvements in our gross margin, we are excited about the growth opportunities ahead. Our recent service launches, operational expansions, and partnerships with leading e-commerce platforms solidify our position as a trusted provider of seamless, technology-driven logistics solutions, setting the stage for continued success in fiscal year 2025 and beyond,” concluded Mr. Liu.

Fiscal Year 2024 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on Friday, October 4, 2024. Management will deliver prepared remarks.

The dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-877-407-9716

●	International dial-in number: +1-201-493-6779

●	Webcast and replay: https://viavid.webcasts.com/starthere.jsp?ei=1691867&tp_key=a2ac91e949

The live audio webcast of the call can also be accessed by visiting Lakeside’s Investor Relations page on the Company's website at https://lakeside-holding.com. An archive of the webcast will be available on the Company's website following the live call.

About Lakeside Holding Limited

Lakeside Holding Limited, based in Itasca, IL, is a U.S.-based integrated cross-border supply chain solution provider with a strategic focus on the Asian market, including China and South Korea. Operating under the brand American Bear Logistics, we primarily provide customized cross-border ocean freight solutions and airfreight solutions in the U.S. that specifically cater to our customers’ requirements and needs in transporting goods into the U.S. We are an Asian American-owned business rooted in the U.S. with in-depth understanding of both the U.S. and Asian international trading and logistics service markets. Our customers are typically Asia- and U.S.-based logistics service companies serving large e-commerce platforms, social commerce platforms, and manufacturers to sell and transport consumer and industrial goods made in Asia into the U.S. For more information, please visit https://lakeside-holding.com.

Safe Harbor Statement

This press release contains forward-looking statements that reflect our current expectations and views of future events. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements involve various risks and uncertainties. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. We qualify all of our forward-looking statements by these cautionary statements.

Investor Relations Contact:

Matthew Abenante, IRC

President

Strategic Investor Relations, LLC

Tel: 347-947-2093

Email: matthew@strategic-ir.com

*** tables follow ***

LAKESIDE HOLDING LIMITED
CONSOLIDATED BALANCE SHEETS

	As of June 30, 2024	As of June 30, 2023
ASSETS
CURRENT ASSETS
Cash	$123,550	$174,018
Accounts receivable – third parties, net	2,082,152	1,373,676
Accounts receivable – related party, net	763,285	44,627
Prepayment and other receivable	-	52,623
Contract assets	129,506	44,740
Due from related parties	441,279	746,130
Total current assets	3,539,772	2,435,814

NON-CURRENT ASSETS
Investment in other entity	15,741	—
Property and equipment at cost, net of accumulated depreciation	344,883	489,520
Right of use operating lease assets	3,471,172	2,271,070
Right of use financing lease assets	37,476	48,206
Deferred tax asset	89,581	—
Deferred offering costs	1,492,798	90,000
Prepayment, deposit and other receivable	202,336	137,336
Total non-current assets	5,653,987	3,036,132
TOTAL ASSETS	$9,193,759	$5,471,946

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payables – third parties	$1,161,858	$462,214
Accounts payables – related parties	227,722	365,413
Accrued liabilities and other payables	1,335,804	325,701
Current portion of obligations under operating leases	1,186,809	769,782
Current portion of obligations under financing leases	37,619	42,889
Loans payable, current	746,962	586,688
Dividend payable	98,850	98,850
Tax payable	79,825	32,829
Due to shareholders	1,018,281	90,000
Total current liabilities	5,893,730	2,774,366

NON-CURRENT LIABILITIES
Loans payable, non-current	136,375	231,599
Deferred tax liability	-	24,752
Obligations under operating leases, non-current	2,506,402	1,564,633
Obligations under financing leases, non-current	17,460	21,836
Total non-current liabilities	2,660,237	1,842,820
TOTAL LIABILITIES	$8,553,967	$4,617,186
Commitments and Contingencies

EQUITY
Common stocks, $0.0001 par value, 200,000,000 shares authorized, 6,000,000 and 6,000,000 issued and outstanding as of June 30, 2024 and 2023, respectively*	600	600
Subscription receivable	(600)	(600)
Additional paid-in capital	642,639	-
Accumulated other comprehensive income (loss)	2,972	(244)
(Deficits) Retained earnings	(5,819)	862,072
Total stockholders’ equity	639,792	861,828

Non-controlling interests in subsidiary	-	(7,068)
Total equity	639,792	854,760
TOTAL LIABILITIES AND EQUITY	$9,193,759	$5,471,946

LAKESIDE HOLDING LIMITED
CONSOLIDATED STATEMENT OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended June 30,
	2024	2023
Revenue from third party	$16,450,908	$12,763,577
Revenue from related parties	1,864,247	109,314
Total revenue	18,315,155	12,872,891

Cost of revenue from third party	12,316,374	8,385,222
Cost of revenue from related parties	2,282,824	1,923,380
Total cost of revenue	14,599,198	10,308,602
Gross profit	3,715,957	2,564,289

Operating expenses:
Selling expense	2,500	79,822
General and administrative expenses	4,138,190	2,331,312
Loss from deconsolidation of a subsidiary	73,151	-
Provision (reversal) of allowance for expected credit loss	28,157	(93,742)
Total operating expenses	4,241,998	2,317,392

(Loss) Income from operations	(526,041)	246,897

Other income (expense):
Other income, net	338,435	885,501
Interest expense	(108,008)	(123,600)
Total other income, net	230,427	761,901

(Loss) Income before income taxes	(295,614)	1,008,798

Credit (Provision) for income taxes	67,337	(65,068)

Net (loss) income and comprehensive (loss) income	(228,277)	943,730
Net loss attributable to non-controlling interest	(3,025)	(39,872)
Net (loss) income attributable to common stockholders	(225,252)	983,602

Other comprehensive (loss) income
Foreign currency translation gain (loss)	3,122	(255)
Comprehensive (loss) income	(225,155)	943,475
Less: comprehensive loss attributable to non-controlling interest	(3,119)	(39,883)
Comprehensive (loss) income attributable to the Company	$(222,036)	$983,358

(Loss) earnings per share – basic and diluted	$(0.04)	$0.16
Weighted average shares outstanding – basic and diluted*	6,000,000	6,000,000

	For the Years Ended June 30,
	2024	2023
Pro Forma information Statement for Income Tax Provision as a C Corporation upon Reorganization
(Loss) Income before income taxes	$(295,614)	$1,008,798
Credit (Provision) for income taxes	239,466	(307,683)

Net (loss) income and comprehensive (loss) income	$(56,148)	$701,115
Net loss attributable to non-controlling interests	(3,025)	(39,872)
Net (loss) income attributable to common stockholders	(53,123)	740,987

Other Comprehensive income (loss)
Foreign currency translation (loss) gain	3,122	(255)
Comprehensive (loss) income	(53,026)	700,860
Less: net loss attributable to non-controlling interest	(3,119)	(39,883)
Comprehensive (loss) income attributable to the Company	$(49,907)	$740,743
(Loss) Earnings per share – Basic and diluted*	$(0.01)	$0.12
Weighted Average Shares Outstanding – Basic and diluted*	6,000,000	6,000,000

LAKESIDE HOLDING LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2024	2023 (Revised)
Cash flows from operating activities:
Net (loss) income	$(228,277)	$943,730
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation – G&A	71,980	130,755
Depreciation – overhead cost	72,657	-
Non-cash operating lease expense	1,005,686	826,284
Depreciation of right-of-use finance assets	30,712	31,780
Provision (Reversal) of allowance for expected credit loss	28,157	(93,742)
Deferred tax (benefit) expense	(114,333)	32,239
Loss from derecognition of shares in subsidiary	73,151	—
Changes in operating assets and liabilities:
Accounts receivable – third parties	(722,522)	(506,152)
Accounts receivable – related parties	(732,769)	(28,887)
Contract assets	(84,766)	54,441
Due from related party	328,820	(579,496)
Prepayment, other deposit	(12,377)	18,672
Accounts payables – third parties	699,644	54,410
Accounts payables – related parties	(137,691)	(101,896)
Accrued expense and other payables	468,284	57,701
Tax payable	46,996	32,829
Lease liabilities – Operating lease	(846,992)	(833,365)
Net cash (used in) provided by operating activities	(53,640)	39,303

Cash flows from investing activities:
Payment made for investment in other entity	(29,906)	—
Net cash outflow from deconsolidation of a subsidiary (Appendix A)	(48,893)	—
Acquisition of property and equipment	—	(18,288)
Net cash used in investing activities	(78,799)	(18,288)

Cash flows from financing activities:
Proceeds from loans	400,000	—
Repayment of loans	(214,986)	(100,864)
Repayment of equipment and vehicle loans	(119,964)	(104,598)
Principal payment of finance lease liabilities	(29,628)	(20,640)
Payment for deferred offering cost	(170,000)	(90,000)
Advance to related parties	(23,969)	—
Proceeds from shareholders	237,302	110,550
Repayment to shareholders	—	(47,536)
Net cash provided by (used in) financing activities	78,755	(253,088)

Effect of exchange rate changes on cash and cash equivalents	3,216	32,560
Net decrease in cash	(50,468)	(199,513)
Cash, beginning of the year	174,018	373,531
Cash, end of the year	$123,550	$174,018

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income tax	$—	$—
Cash paid for interest	$31,161	$26,474

SUPPLEMENTAL SCHEDULE OF NON-CASH IN FINANCING ACTIVITIES
Deferred offering costs within due to shareholders	$860,979	$90,000
Deferred offering costs within accrued expense and other payables	$541,819	$—

NON-CASH ACTIVITIES
Dividends declared	$—	$200,000
Dividends declared and offset against due from shareholders	$—	$101,150
Property and equipment additions included in loan payable	$—	$98,245
Right of use assets obtained in exchange for operating lease obligations	$2,094,498	$124,600
Right of use assets obtained in exchange for finance lease obligation	$19,982	$32,107

APPENDIX A – Net cash outflow from deconsolidation of a subsidiary
Working capital, net	$29,812	$—
Investment in other entity recognized	(15,741)	—
Elimination of NCl at deconsolidation of a subsidiary	10,187	—
Loss from deconsolidation of a subsidiary	(73,151)	—
Cash	$(48,893)	$—